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                                                                    Exhibit 99.1

                                [LOGO OF ONEIDA]
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                                  NEWS RELEASE
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                   SENIOR MANAGEMENT TRANSITION PLAN ANNOUNCED


ONEIDA, NY - April 6, 2006 - Oneida Ltd. (OTCBB: ONEIQ), today announced the promotion of James E. Joseph to President of the Company, effective May 31, 2006, upon the completion of the year of service of Terry G. Westbrook in that role. Mr. Joseph has been the Company's Executive Vice President for Worldwide Sales and Marketing since April 2005. An Oneida manager for 18 years, Mr. Joseph previously served as the general manager for both foodservice and international operations.

Furthermore, Oneida's Board of Directors and Mr. Westbrook, President and Chief Executive Officer of Oneida, have initiated a transition period that will result in the appointment of his successor as Chief Executive Officer. It is contemplated that the transition process will be completed by May 31, 2006, or subject to a mutually agreed upon extension. Mr. Westbrook has been a member of Oneida's Board of Directors since October 2004. In conjunction with the company's restructuring efforts, he was asked to assume the operating position in March 2005. These restructuring efforts are now being concluded through the pre-negotiated plan of reorganization filed March 19, 2006. Mr. Westbrook will continue as a member of the Board pending the confirmation of the Company's Plan of Reorganization.

The Company has engaged Heidrick & Struggles to conduct a search for a CEO to succeed Mr. Westbrook and expects that this process will conclude within the next three months.

Christopher H. Smith, Chairman of Oneida's Board of Directors, stated, "We are particularly fortunate to be able recognize the outstanding talents and extensive contributions of Jim Joseph by promoting him to the Presidency of Oneida. Our stakeholders wholeheartedly support this decision.

"Jim and our marketing, procurement, logistics and customer service teams have greatly improved the outlook for Oneida in the past 18 months. There is yet much to do and Jim has the ability and leadership to maintain and enhance Oneida's dominant position in the tabletop sector."

Mr. Smith commented further, "Terry Westbrook's tenure as CEO of Oneida has been a time of extraordinary change and progress. It was Terry's goal to return Oneida to its leadership position in tabletop products by executing a new strategic marketing plan to improve Oneida's brand relevance. Achievement of this goal is within sight. He has rebuilt the senior management team and overseen a turnaround in operating results while helping to design and implement a program to bring the Company's leverage within manageable limits. We respect his desire to return to independent Board membership and the management of his many personal and business activities."





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Mr. Westbrook commented, "I am very proud of my role in developing the plan to return Oneida to a position of prominence in the tabletop industry. Our consensual recapitalization process should ensure Oneida's leadership in tabletop products long into the future. Following its emergence from chapter 11, Oneida will have solid resources for growth strategies to drive increased profits.

"Of equal importance is that we have put together the best management team in our sector. Jim's promotion to the Presidency has our total support, and we have the greatest confidence in Jim and his team. With the recapitalization of the Company and Jim's hand on the helm, the future is bright, indeed."

About Oneida

Incorporated in 1880, Oneida Ltd. is one of the world's largest sourcing and distribution companies for stainless steel and silverplated flatware for both the consumer and foodservice industries. It is also the largest supplier of dinnerware to the foodservice industry in North America. Additional information about Oneida can be found at www.oneida.com.

Note on Forward-Looking Statements

This press release includes forward-looking information and statements. These statements are based on current expectations, estimates and projections. These expectations, estimates and projections are generally identifiable by statements containing words such as "expects," "believes," "estimates," "targets," "plans" or similar expressions. However, there are many risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking information and statements made in this press release. For further information regarding risks and uncertainties associated with Oneida's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Oneida's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

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Contact:
Richard Mahony
Gavin Anderson & Company
Tel: 212-515-1960